Booz Allen Hamilton

First Quarter Fiscal 2013

August 1, 2012

Today’s Agenda

Introduction

Curt Riggle

Director, Investor Relations

Management Overview

Ralph Shrader

Chairman, Chief Executive Officer and President

Financial Overview

Sam Strickland

Executive Vice President and Chief Financial Officer

Questions and Answers

Disclaimers

Forward Looking Safe Harbor Statement

The following information includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include information concerning Booz Allen’s preliminary financial results, financial outlook and guidance, including projected Revenue, Diluted EPS, and Adjusted Diluted EPS, as well as any other statement that does not directly relate to any historical or current fact. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “should,” “forecasts,” “expects,” “intends,” “plans,” “anticipates,” “projects,” “outlook,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “preliminary,” or the negative of these terms or other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give you no assurance these expectations will prove to have been correct. These forward-looking statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. These risks and other factors include: any issue that compromises our relationships with the U.S. government or damages our professional reputation; changes in U.S. government spending and mission priorities that shift expenditures away from agencies or programs that we support; the size of our addressable markets and the amount of U.S. government spending on private contractors; failure to comply with numerous laws and regulations; our ability to compete effectively in the competitive bidding process and delays caused by competitors’ protests of major contract awards received by us; the loss of General Services Administration Multiple Award schedule contracts, or GSA schedules, or our position as prime contractor on government-wide acquisition contract vehicles; changes in the mix of our contracts and our ability to accurately estimate or otherwise recover expenses, time and resources for our contracts; our ability to generate revenue under certain of our contracts; harm to our professional reputation could decrease the amount of business the U.S. government does with us; our ability to realize the full value of our backlog and the timing of our receipt of revenue under contracts included in backlog; changes in estimates used in recognizing revenue; an inability to attract, train, or retain employees with the requisite skills, experience and security clearances; an inability to hire, assimilate, and deploy enough employees to serve our clients under existing contracts; an inability to timely and effectively utilize our employees; failure by us or our employees to obtain and maintain necessary security clearances; the loss of members of senior management or failure to develop new leaders; misconduct or other improper activities from our employees or subcontractors; increased competition from other companies in our industry; failure to maintain strong relationships with other contractors; inherent uncertainties and potential adverse developments in legal proceedings, including litigation, audits, reviews, and investigations, which may result in materially adverse judgments, settlements, or other unfavorable outcomes; internal system or service failures and security breaches in our internal systems or systems that we develop, integrate or maintain; risks related to changes to our operating structure, capabilities, or strategy intended to address client needs, grow our business or respond to market developments; risks associated with new relationships, clients, capabilities, and service offerings in our U.S. and international businesses; failure to comply with special U.S. government laws and regulations relating to our international operations; risks related to our indebtedness and our senior secured credit agreement which contain financial and operating covenants; the adoption by the U.S. government of new laws, rules, and regulations, such as those relating to organizational conflicts of interest issues; an inability to utilize existing or future tax benefits, including those related to our net operating losses and stock-based compensation expense, for any reason, including a change in law; and variable purchasing patterns under U.S. government GSA schedules, blanket purchase agreements and indefinite delivery, indefinite quantity contracts. Additional information concerning these risks, uncertainties and other factors can be found in our filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K, filed with the SEC on May 30, 2012. All forward-looking statements attributable to Booz Allen or persons acting on Booz Allen’s behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made and, except as required by law, Booz Allen undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Note Regarding Non-GAAP Financial Data Information

Booz Allen discloses in the following information Adjusted Operating Income, Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS, and Free Cash Flow which are not recognized measurements under GAAP, and when analyzing Booz Allen’s performance or liquidity as applicable, investors should (i) evaluate each adjustment in our reconciliation of Operating and Net Income to Adjusted Operating Income, Adjusted EBITDA and Adjusted Net Income, and cash flow to free cash flow, and the explanatory footnotes regarding those adjustments, and (ii) use Adjusted EBITDA, Adjusted Net Income, Adjusted Operating Income, and Adjusted Diluted EPS in addition to, and not as an alternative to operating income, net income or Diluted EPS as a measure of operating results with cash flow in addition to and not as an alternative to net cash generated from operating activities as a measure of liquidity, each as defined under GAAP. The Financial Appendix includes a reconciliation of Adjusted Operating Income, Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS, and Free Cash Flow to the most directly comparable financial measure calculated and presented in accordance with GAAP. Booz Allen presents these supplemental performance measures because it believes that these measures provide investors and securities analysts with important supplemental information with which to evaluate Booz Allen’s performance, long term earnings potential, or liquidity, as applicable and to enable them to assess Booz Allen’s performance on the same basis as management. These supplemental performance and liquidity measurements may vary from and may not be comparable to similarly titled measures by other companies in Booz Allen’s industry.

Fiscal Year-to-Date 2013

Business Highlights

Continued earnings growth and margin expansion

Leveraging capital structure to deliver value to investors

Declaration of $0.09 quarterly dividend and $6.50 special dividend

Sufficient cash on hand and available credit to weather business uncertainties and to pursue acquisitions

Committed to impress clients, win work over competitors, and ensure Booz Allen is the best firm to work for

Key Financial Highlights

Preliminary First Quarter Fiscal 2013 Results

Revenue $1.43 billion Down 1.0%

Net Income $61.9 million Up 21.1%

Adjusted Net Income $66.0 million Up 13.8%

Adjusted EBITDA $135.6 million Up 10.4%

Diluted EPS $0.43/share Up from $0.37/share

Adjusted Diluted EPS $0.46/share Up from $0.41/share

Total Backlog $10.2 billion Down 8.7%

Comparisons are to prior fiscal year period

Refinancing Transaction Summary

Sources and Uses ($ millions)

Sources of Funds:

Term Loan A

Term Loan B

Cash from Balance sheet

Total Sources

$725.0

$1,025.0

254.4

$2,004.4

Uses of Funds:

Dividend

($6.50/shr + cash to Investor and Holding)

Repayment of Existing Facility

Payment of Accrued Interest on DPO

Arranger Fees and Expenses

BAH Fees and Expenses

(as of July 31, 2012)

Total Uses

$1,000.0

964.9

0.7

36.7

2.1

$2,004.4

New Credit Facility

Instrument

Term Loan A

Term Loan B (2)

Revolver

Amount

725.0 million

1,025.0 million

500.0 million

Rate

LIBOR + 2.75% (1)

LIBOR + 3.50% (1% LIBOR Floor)

Variable (3)

Maturity

12/31/17

12/31/19

12/31/17

Amortization

5% / 7.5% / 10% / 12.5% / 65%

1%

Notes:

1. TLA includes step downs based upon leverage

2. TLB includes a 1% soft call through the 1st year

3. Revolver rate dependent upon type of draw

Value Drivers

Investment in growth markets and capabilities

Margin enhancement and a focus on long-term performance

Management of our business with agility and precision

Deployment of capital to deliver value to stockholders

Focus on helping clients with their most important missions with a passion for their success

Outlook

Fiscal 2013 Outlook

Revenue growth forecast: Flat to Down Low-Single Digits in the First Half

Diluted EPS forecast: $1.40 - $1.50 (1)

Adjusted Diluted EPS forecast: $1.60 - $1.70 (1)

(1) Full fiscal year 2013

Financial Appendix

Booz Allen Hamilton Holding Corporation Non-GAAP Financial Information

“Adjusted Operating Income” represents Operating Income before (i) certain stock option-based and other equity-based compensation expenses, (ii) the impact of the application of purchase accounting, (iii) adjustments related to the amortization of intangible assets and (iv) any extraordinary, unusual or non-recurring items. Booz Allen prepares Adjusted Operating Income to eliminate the impact of items it does not consider indicative of ongoing operating performance due to their inherent unusual, extraordinary or non-recurring nature or because they result from an event of a similar nature.

“Adjusted EBITDA” represents net income before income taxes, net interest and other expense and depreciation and amortization and before certain other items, including: (i) certain stock option-based and other equity-based compensation expenses, (ii) transaction costs, fees, losses, and expenses, (iii) the impact of the application of purchase accounting and (iv) any extraordinary, unusual or non-recurring items. Booz Allen prepares Adjusted EBITDA to eliminate the impact of items it does not consider indicative of ongoing operating performance due to their inherent unusual, extraordinary or non-recurring nature or because they result from an event of a similar nature.

“Adjusted Net Income” represents net income before: (i) certain stock option-based and other equity-based compensation expenses, (ii) transaction costs, fees, losses, and expenses, including fees associated with debt prepayments, (iii) the impact of the application of purchase accounting, (iv) adjustments related to the amortization of intangible assets, (v) amortization or write-off of debt issuance costs and write-off of original issue discount, or OID, and (vi) any extraordinary, unusual or non-recurring items, in each case net of the tax effect calculated using an assumed effective tax rate. Booz Allen prepares Adjusted Net Income to eliminate the impact of items, net of tax, it does not consider indicative of ongoing operating performance due to their inherent unusual, extraordinary or non-recurring nature or because they result from an event of a similar nature.

“Adjusted Diluted EPS” represents Diluted EPS calculated using Adjusted Net Income as opposed to Net Income. Additionally, Adjusted Diluted EPS does not contemplate any adjustments to Net Income as required under the two-class method of calculating EPS as required in accordance with GAAP.

“Free Cash Flow” represents the net cash generated from operating activities less the impact of purchases of property and equipment.

Booz Allen Hamilton Holding Corporation
Non-GAAP Financial Information

Booz | Allen | Hamilton

(Unaudited and in thousands, except per share data)

	Three Months Ended June 30, 2012	Three Months Ended June 30, 2011
Adjusted Operating Income		
Operating Income	$114,736	$98,122
Certain stock-based compensation expense (a)	2,393	6,897
Amortization of intangible assets (b)	3,133	4,091
Adjusted Operating Income	$120,262	$109,110
EBITDA & Adjusted EBITDA		
Net income	$61,945	$51,136
Income tax expense	41,062	34,250
Interest and other, net	11,729	12,736
Depreciation and amortization	18,503	17,858
EBITDA	133,239	115,980
Certain stock-based compensation expense (a)	2,393	6,897
Adjusted EBITDA	$135,632	$122,877
Adjusted Net Income		
Net income	$61,945	$51,136
Certain stock-based compensation expense (a)	2,393	6,897
Amortization of intangible assets (b)	3,133	4,091
Amortization or write-off of debt issuance costs and write-off of original issue discount	1,198	1,194
Release of income tax reserves (c)	-	(464)
Adjustments for tax effect (d)	(2,690)	(4,873)
Adjusted Net Income	$65,979	$57,981
Adjusted Diluted Earnings Per Share		
Weighted-average number of diluted shares outstanding (e)	142,677,037	139,922,465
Adjusted Net Income per diluted share	$0.46	$0.41
Free Cash Flow		
Net cash provided by operating activities	$74,043	$53,844
Less: Purchases of property and equipment	(3,969)	(17,601)
Free Cash Flow	$70,074	($36,243)

(a) Reflects stock-based compensation expense for options for Class A Common Stock and restricted shares, in each case, issued in connection with the acquisition under the Officers' Rollover Stock Plan that was established in connection with the acquisition. Also reflects stock-based compensation expense for Equity Incentive Plan Class A Common Stock options issued in connection with the acquisition under the Equity Incentive Plan.

(b) Reflects amortization of intangible assets resulting from the acquisition.

(c) Reflects the release of income tax reserves.

(d) Reflects tax effect of adjustments at an assumed marginal tax rate of 40%.

(e) Excludes an adjustment of approximately $1.3 million of net earnings associated with the application of the two-class method for computing diluted earnings per share.

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